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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report on UBS Money Market Fund dated April 13, 2005 in this Registration Statement (Form N-1A No. 033-02524) of UBS Master Series, Inc.


                                                          /s/ ERNST & YOUNG LLP
                                                          ---------------------
                                                              ERNST & YOUNG LLP


New York, New York
June 27, 2005